CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-195387 on Form S-3, Registration Statement No. 333-213036 on Form S-3, Registration Statement No. 333-224186 on Form S-8, Registration Statement No. 333-218674 on Form S-8, Registration Statement No. 333-197678 on Form S-8, Registration Statement No. 333-194570 on Form S-8, Registration Statement No. 333-192995 on Form S-8, Registration Statement No. 333-188726 on Form S-8, Registration Statement No. 333-176537 on Form S-8, Registration Statement No. 333-202752 on Form S-8, Registration Statement No. 333-209154 on Form S-8, and Registration Statement No. 333-209948 on Form S-8, of our report dated October 19, 2018, with respect to the consolidated financial statements of OncoSec Medical Incorporated for each of the years in the two year period ended July 31, 2018, included in this Annual Report on Form 10-K of OncoSec Medical Incorporated for the year ended July 31, 2018.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 19, 2018